================================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             Innotrac Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             [Innotrac Letterhead]


                                 April 9, 1999

To Our Shareholders:

     On behalf of the Board of Directors and management of Innotrac Corporation, I cordially invite you to the Annual Meeting of Shareholders to be held on May 11, 1999, at 9:00 AM, Eastern Time, at the Company's offices located at 6655 Sugarloaf Parkway, Duluth, Georgia 30097.

     At the Annual Meeting, shareholders will be asked to consider and vote upon the election of two directors of the Company, each of whom is currently a director of the Company, and such other matters as may properly come before the meeting or any adjournment thereof. Information about the nominees and certain other matters is contained in the accompanying Proxy Statement. A copy of the Company's 1998 Annual Report to Shareholders, which contains financial statements and other important information about the Company's business, is also enclosed.

     It is important that your shares of stock be represented at the meeting, regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking and dating the enclosed proxy card. However, if you wish to vote for re-electing the nominees for director specified herein, all you need to do is sign and date the proxy card.

     Please complete and return the proxy card in the enclosed envelope, whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

     I hope you are able to attend, and look forward to seeing you.


                                            Sincerely,

                                            /s/ Scott D. Dorfman
                                            ------------------------------------
                                            Scott D. Dorfman
                                            President, Chairman of the Board and
                                            Chief Executive Officer

                              INNOTRAC CORPORATION
                             6655 SUGARLOAF PARKWAY
                             DULUTH, GEORGIA  30097

                         _____________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 11, 1999

                          __________________________

To the Shareholders of
Innotrac Corporation:

     Notice is hereby given that the Annual Meeting of Shareholders of Innotrac Corporation will be held at 9:00 AM, Eastern Time, on Tuesday, May 11, 1999, at the Company's offices, 6655 Sugarloaf Parkway, Duluth, Georgia 30097, for the following purposes:

     1.  To elect two directors whose terms will expire in 2002; and

     2. To consider such other matters as may properly come before the meeting and any adjournment or postponement thereof.

     Only shareholders of record on March 26, 1999, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed business reply envelope. If you attend the meeting you may, if you wish, withdraw your Proxy and vote in person.

                                  BY ORDER OF THE BOARD OF DIRECTORS,



                                  John H. Nichols, III
APRIL 9, 1999                     Secretary


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE FILL IN, DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED BUSINESS REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                                [INNOTRAC LOGO]


                                PROXY STATEMENT
                              DATED APRIL 9, 1999
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 11, 1999


     This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Innotrac Corporation ("Innotrac" or the "Company") for use at Innotrac's 1999 Annual Meeting of Shareholders ("Annual Meeting") to be held on Tuesday, May 11, 1999, including any postponement, adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Management intends to mail this Proxy Statement and the accompanying form of proxy to shareholders on or about April 9, 1999.

     Only shareholders of record at the close of business on March 26, 1998 (the "Record Date"), are entitled to notice of and to vote in person or by proxy at the Annual Meeting. As of the Record Date, there were 8,999,995 shares of common stock, $.10 par value per share ("Common Stock"), of Innotrac outstanding and entitled to vote at the Annual Meeting. The presence of a majority of such shares is required, in person or by proxy, to constitute a quorum for the conduct of business at the Annual Meeting. Each share is entitled to one vote on any matter submitted for vote by the shareholders. The vote required for approval of each matter submitted to the shareholders is described with the discussion of that matter in this Proxy Statement.

     Proxies in the accompanying form, duly executed and returned to the management of the Company, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of the Company or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     Proxies that are executed, but that do not contain any specific instructions, will be voted for the election of all the nominees for directors specified herein. The persons appointed as proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting or any postponement, adjournment or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

     A copy of the Company's 1998 Annual Report to Shareholders is being furnished herewith to each shareholder of record as of the close of business on the Record Date. Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 will be provided free of charge upon written request to:

                              INNOTRAC CORPORATION
                             6655 SUGARLOAF PARKWAY
                             DULUTH, GEORGIA 30097
                        ATTN.:  CHIEF FINANCIAL OFFICER

     If the person requesting the Annual Report on Form 10-K for the year ended December 31, 1998 was not a shareholder of record on the Record Date, the request must include a representation that the person was a beneficial owner of Common Stock on that date. Copies of any exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 will also be furnished on request and upon payment of the Company's expenses in furnishing the exhibits.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     The following table sets forth the information concerning the beneficial ownership of Common Stock, which is the only class of voting stock of the Company, at January 1, 1999, by (i) each person known to the Company to beneficially own more than 5% of the Common Stock, (ii) each director and designated highly compensated executive officer and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated below, the persons named below had sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by them.

                                                              Number of Shares
BENEFICIAL OWNER                                            Beneficially Owned(1)             PERCENTAGE BENEFICIALLY OWNED
-----------------                                  ---------------------------------------    -----------------------------
Scott D. Dorfman.................................                     6,075,667(2)(3)                           67.5%
SAFECO Corporation...............................                       917,600(4)                              10.2
SAFECO Asset Management Company..................                       808,100(5)                               9.0
SAFECO Common Stock Trust........................                       676,000(6)                               7.5
David L. Ellin...................................                        87,500(7)                               1.0
Larry C. Hanger..................................                            --                                   --
John H. Nichols, III.............................                         2,000                                   *
Don L. Colter....................................                         1,000                                   *
Bruce V. Benator.................................                        10,000(8)                                *
Martin J. Blank..................................                        12,000(8)                                *
Campbell B. Lanier, III..........................                       414,333(8)(9)(10)                        4.6
William H. Scott, III............................                       396,333(8)(9)                            4.4
All directors and executive officers as a group
 (9 persons).....................................                     6,615,500                                 72.7

_________________
*    Denotes less than 1%
(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days or with respect to which such person has or shares voting or investment power. For purposes of computing the percentages of outstanding shares held by each person or group of persons, shares which such person or group has the right to acquire within 60 days after such date are deemed to be outstanding for purposes of computing the percentage for such person or group but are not deemed to be outstanding for the purpose of computing the percentage of any other person or group. As of January 1, 1999, there were 8,999,995 shares of Common Stock outstanding.
(2)  Mr. Dorfman's address is 6655 Sugarloaf Parkway, Duluth, Georgia 30097.
(3) Includes an aggregate of 148,037 shares owned by Mr. Dorfman's wife individually, as custodian for the benefit of his children and through trusts for the benefit of Mr. Dorfman's children.
(4) The address of SAFECO Corporation ("SAFECO") is SAFECO Plaza, Seattle, Washington 98185. According to a joint Schedule 13G filed February 11, 1999, SAFECO is the parent holding company of SAFECO Asset Management Company ("SAFECO AMC") and disclaims beneficial ownership of the reported shares, which include the shares reported by SAFECO AMC and SAFECO Common Stock Trust ("SAFECO CST"). The reported shares are beneficially owned by
     (i) registered investment companies for which SAFECO AMC serves as investment adviser and (ii) employee benefit plans for which SAFECO serves as plan sponsor.
(5) The address of SAFECO AMC is 601 Union Street, Suite 2500, Seattle, Washington 98101. SAFECO AMC is an investment adviser and disclaims beneficial ownership of the reported shares, which are beneficially owned by registered investment companies for which SAFECO AMC serves as investment adviser, and include the shares reported by SAFECO CST.
(6) The address of SAFECO Common Stock Trust ("SAFECO CST") is 10865 Willows Road NE, Redmond, Washington 98052. SAFECO CST is an investment company for which SAFECO AMC serves as investment adviser.
(7)  Includes 55,000 shares subject to presently exercisable stock options.
(8)  Includes 10,000 shares subject to presently exercisable stock options.
(9) Includes 383,333 shares owned of record by ITC Service Company, with respect to which Messrs. Lanier and Scott, as principal shareholders and officers of such entity, may be deemed the beneficial owner. Messrs. Lanier and Scott disclaim beneficial ownership of such shares.
(10) Includes 1,000 shares owned by Mr. Lanier's wife.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     A report on Form 3 reporting the beneficial ownership of the Company's Common Stock was due from each executive officer and director on the date of the initial public offering of the Company's Common Stock. The forms were inadvertently filed late by those officers and directors.


                             ELECTION OF DIRECTORS
                       (ITEM NUMBER 1 ON THE PROXY CARD)

     The Bylaws of Innotrac provide that the Board of Directors shall consist of not less than five nor more than eleven directors, with the exact number being set from time to time by the Board or the shareholders. The Board presently consists of seven directors, four of whom are independent directors. One current independent director, Campbell B. Lanier, III, has notified the Board that he intends to resign shortly after the 1999 Annual Meeting of Shareholders due to schedule and time constraints. The Board does not currently intend to fill the vacancy that will be created by his resignation.

     The Board of Directors is divided into three classes of directors serving staggered three-year terms. Two directors are to be elected at the meeting for a three-year term expiring in 2002. The Board has nominated Larry C. Hanger and Bruce V. Benator for those positions.

     Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock entitled to vote for the election of directors at a meeting at which a quorum is present. A quorum will be present for the Annual Meeting when the holders of a majority of the shares outstanding on the Record Date are present in person or by proxy. An abstention and a broker non-vote are included in determining whether a quorum is present, but will not affect the outcome of the vote for the election of directors. Unless otherwise indicated on a proxy, all duly executed proxies granted by the holders of Common Stock will be voted individually at the Annual Meeting for the election of each nominee. Each nominee has indicated that he will serve if elected, but if the situation should arise that any nominee is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors.

     The following information as of February 8, 1999 has been furnished by the nominees for director and the continuing directors. Except as otherwise indicated, the nominees and the continuing directors have been or were engaged in their present or last principal employment, in the same or a similar position, for more than five years.

   Name (Age)        Information About the Nominees and the Continuing Directors
   ----------        -----------------------------------------------------------

Nominees for Director at the Meeting and Whose Term Will Expire in 2002
-----------------------------------------------------------------------

LARRY C. HANGER (44)               Mr. Hanger joined Innotrac in 1994, and has served as Vice President-Business
                                   Development since November 1997.  He served as the Company's Department Manager of
                                   Business Development from 1994 to November 1997, and was responsible for the management of the telecommunication equipment marketing and service business.  From
                                   1979 to 1994, Mr. Hanger served as Project Manager-Third Party Marketing at
                                   BellSouth Corporation, where he managed the marketing program for BellSouth's network services.

BRUCE V. BENATOR (41)              Mr. Benator is the Managing Partner of Williams Benator and Libby, LLP, certified public accountants.  He has been affiliated with the firm since 1984 and is the firm's
                                   Director of Accounting and Auditing Services.  From 1979 to 1984, Mr. Benator was
                                   employed by Ernst & Young, LLP.

Directors Whose Terms Expire in 2000
------------------------------------

MARTIN J. BLANK (52)               Mr. Blank has been a director since December 1997 and is a co-founder of Automobile
                                   Protection Corporation ("APCO"), a publicly held corporation engaged in the marketing of extended vehicle service contracts and warranty programs.  Mr. Blank has served as Secretary and Director of APCO since its inception in 1984 and as
                                   Chairman of the Board and Chief Operating Officer since 1988.  Mr. Blank's experiences prior to co-founding APCO include the practice of law and the representation of and financial management for professional athletes.  Mr. Blank is admitted to the bar in the States of Georgia and California.

CAMPBELL B. LANIER, III (48)       Mr. Lanier has been a director since December 1997 and is Chairman of the Board and
                                   Chief Executive Officer of ITC Holding Company, Inc. ("ITC Holding"), the parent company of ITC Service Company.  He has served as a director of ITC Holding since its inception in 1989.  In addition, Mr. Lanier is an officer and director of several ITC Holding subsidiaries.  He also is a director of KNOLOGY Holdings, Inc.
                                   ("KNOLOGY"), a broadband telecommunications services company currently operating in
                                   Alabama, Florida and Georgia (formerly known as CyberNet Holding, Inc.); MindSpring
                                   Enterprises, Inc. ("Mindspring"), an Internet service provider; K&G Men's Center,
                                   Inc., a discount retailer of men's clothing; Chairman of the Board of Powertel, Inc.
                                   (formerly InterCel, Inc.) ("Powertel"), a wireless telecommunications services company operating in the southeastern United States, and Chairman of the Board of
                                   ITC DeltaCom, Inc. ("ITC DeltaCom"), a full service telecommunications provider to business customers in the southeastern United States.  He has served as a Managing
                                   Director of South Atlantic Private Equity Fund IV, Limited Partnership since 1997.

WILLIAM H. SCOTT, III (51)         Mr. Scott has been a director since December 1997 and has served as President and
                                   Chief Operating Officer of ITC Holding since 1991.  He has been a director of ITC
                                   Holding since 1989.  From 1989 to 1991, he served as Executive Vice President of ITC
                                   Holding. Mr. Scott is a director of Powertel, KNOLOGY, ITC DeltaCom and MindSpring.

Directors Whose Terms Expire in 2001
------------------------------------

SCOTT D. DORFMAN (41)              Mr. Dorfman is the founder of Innotrac and has served as President, Chief Executive
                                   Officer and Chairman of the Board of the Company since its inception in 1984. Prior to founding the Company, Mr. Dorfman was employed by Paymaster Checkwriter Company,
                                   Inc. ("Paymaster"), an equipment distributor.  At Paymaster, Mr. Dorfman gained experience in distribution, tracking and inventory control by developing and managing Paymaster's mail order catalog.

DAVID L. ELLIN (40)                Mr. Ellin joined Innotrac in 1986 and has served as Senior Vice President and Chief
                                   Operating Officer of the Company since November 1997.  He served as the Company's
                                   Vice President from 1988 to November 1997.  From 1984 to 1986, Mr. Ellin was
                                   employed by the Atlanta branch of WHERE Magazine, where he managed the sales and production departments.  From 1980 to 1984, Mr. Ellin was employed by Paymaster, where he was responsible for Paymaster's sales and collections.

MEETINGS AND COMMITTEES OF THE BOARD

          The Board of Directors of the Company meets on a regular basis to supervise, review, and direct the business and affairs of the Company. During the Company's 1998 fiscal year, the Board held two meetings. The Board of Directors has established an Executive Committee, an Audit Committee and a Compensation Committee to which it has assigned certain responsibilities in connection with the governance and management of the Company's affairs. The Company has no standing nominating committee or other committee performing similar functions.

          Each of the directors attended 75% of the Board meetings and meetings of committees on which he served, except for Mr. Lanier who was absent at a meeting of the Audit Committee at which he was represented by Mr. Scott.

          Executive Committee. The Executive Committee, pursuant to authority delegated by the Board, from time to time considers certain matters in lieu of convening a meeting of the full Board, subject to any restrictions in applicable law related to the delegation of certain powers to a committee of the Board. Messrs. Dorfman, Ellin and Benator comprise the members of the Executive Committee. The Executive Committee held seven meetings during fiscal 1998.

          Audit Committee. The Audit Committee recommends the appointment of independent public accountants, reviews the scope of audits proposed by the independent public accountants, reviews internal audit reports on various aspects of corporate operations and periodically consults with the independent public accountants on matters relating to internal financial controls and procedures. Messrs. Benator, Blank and Lanier comprise the members of the Audit Committee. The Audit Committee held one meeting during fiscal 1998.

          Compensation Committee. The Compensation Committee is responsible for the review and approval of compensation of employees above a certain salary level, the review of management recommendations relating to incentive compensation plans, the administration of the Company's stock option and senior executive compensation plans, the review of compensation of directors and consultation with management and the Board on senior executive continuity and organizational matters. Messrs. Dorfman, Blank and Scott comprise the members of the Compensation Committee. The Compensation Committee held no meetings during fiscal 1998 and one in January 1999.

DIRECTORS' COMPENSATION

          The Company pays its outside directors an annual fee of $10,000, and additional fees of $250 and $100, respectively, for each Board meeting and committee meeting attended. The Company reimburses all directors for their travel and other expenses incurred in connection with attending Board or committee meetings. In addition, on May 6, 1998 the Company granted each of Messrs. Benator, Blank, Lanier and Scott presently exercisable options to purchase 10,000 shares of Common Stock at an exercise price of $12.

                             EXECUTIVE COMPENSATION

       The following table sets forth the total compensation paid or accrued by the Company for services rendered during the fiscal years ended December 31, 1998 and 1997, to or for the Company's chief executive officer and each of the Company's four other most highly compensated executive officers (the "Named Executive Officers"). The total amount of perquisites, personal benefits and other annual compensation paid to the Named Executive Officers do not in any case exceed the lesser of $50,000 or ten per cent of such officer's total salary and bonus.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                     ANNUAL COMPENSATION           COMPENSATION
                                              ---------------------------------    ------------
                                                                                    SECURITIES
                                    FISCAL                                          UNDERLYING           ALL OTHER
 NAME AND PRINCIPAL POSITION(S)      YEAR         SALARY            BONUS           OPTIONS(#)         COMPENSATION
-------------------------------     -----         ------            -----           ----------         ------------
Scott D. Dorfman,                    1998         $356,855          $250,000                --         $ 26,218(1)
 President, Chairman of the          1997          226,179            25,000                --            9,526
 Board and Chief Executive
 Officer

David L. Ellin                       1998          145,000            87,000                --           10,241(2)
Senior Vice President and Chief      1997          137,692            70,000           155,000               --
 Operating Officer

Larry C. Hanger                      1998          100,000           100,000                --              500(2)
Vice President                       1997           89,343            35,000            25,000               --

John H. Nichols, III                 1998          125,000            75,000            20,000            1,502(2)
Vice President, Chief Financial      1997           10,576             4,807                --               --
 Officer and Secretary(3)

Don L. Colter                        1998           92,606            46,300                --            3,457(2)
Vice President                       1997           78,832            40,000            25,000               --

_________________
(1) Includes (i) Company matching contribution to deferred compensation plan in the approximate amount of $24,232 and (ii) the full dollar amount of premiums, $1,986, paid by the Company with respect to split-dollar life insurance on the life of Mr. Dorfman.
(2) Represents Company matching contribution to deferred compensation plan.
(3) Mr. Nichols's employment by the Company commenced November 1997.

       The Company did not grant any options to its Named Executive Officers during fiscal 1998, nor were any Company-granted options exercised by any Named Executive Officers. The following table sets forth the year-end value of unexercised options held by the Named Executive Officers at the fiscal year ended December 31, 1998.

                         FISCAL YEAR-END OPTION VALUES

                                                   NO. OF SECURITIES UNDERLYING                   VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS AT                      IN-THE-MONEY OPTIONS
                                                         FISCAL YEAR END                          AT FISCAL YEAR END(1)
                                              -------------------------------------        ------------------------------------
                                              EXERCISABLE             UNEXERCISABLE        EXERCISABLE            UNEXERCISABLE
                                              -----------             -------------        -----------            -------------
Scott D. Dorfman,                                   --                        --                   --                      --
 President, Chairman of the
 Board and Chief Executive
 Officer

David L. Ellin                                  55,000(2)                100,000(3)          $456,325                $902,500
 Senior Vice President and Chief
 Operating Officer

Larry C. Hanger                                     --                    25,000(3)                --                 225,625
 Vice President

John H. Nichols, III                                --                    20,000(3)                --                 180,500
 Vice President, Chief Financial
 Officer and Secretary

Don L. Colter                                       --                    25,000(3)                --                 225,625
 Vice President

__________________________
(1) As required by the rules of the Securities and Exchange Commission, the value of unexercised in-the-money options is calculated based on the closing sale price of the Company's Common Stock on the NASDAQ as of the last business day of its fiscal year, December 31, 1998, which was $18.125 per share.
(2) The option is presently exercisable.
(3) The option becomes exercisable with respect to 50% of the underlying shares on November 24, 1999; with respect to an additional 25% of the underlying shares on November 24, 2000; and with respect to the remaining 25% of the underlying shares on November 24, 2001.

EMPLOYMENT AGREEMENTS

  None of the Company's executive officers has an employment agreement with the Company.

                              CERTAIN TRANSACTIONS

FORMATION OR COMBINATION RELATED MATTERS

     In connection with the consolidation on May 6, 1998 of the eight affiliated entities that previously conducted the business of the Company (the "Consolidation"), Mr. Dorfman, together with his children, and ITC Service Company ("ITC"), received distributions of $7.1 million and $400,000, respectively, from certain pass-through entities that were parties to the Consolidation. The distributions represented a portion of these entities' accumulated earnings. In addition, each of the entities reimbursed Mr. Dorfman and ITC for estimated tax payments with respect to their earnings for 1998. Two directors of the Company, Messrs. Lanier and Scott, are officers, directors and principal shareholders of ITC.

     As a result of the Consolidation, and as consideration for their respective interests in the affiliated entities that were parties to the Consolidation, immediately after the Consolidation shares of Common Stock of the Company were owned as follows: Mr. Dorfman--6,116,667 shares (including 148,037 shares owned individually by his wife, as custodian for the children and through trusts for the benefit of his children and taking into account some subsequent dispositions) and ITC--383,333 shares.

     In February 1998, the Company redeemed for approximately $390,000 from Arnold Dorfman, the father of Scott D. Dorfman, all of his shares in one of the entities that was a party to the Consolidation. In December 1998, the Company redeemed for approximately $590,000 from Arnold Dorfman all of his shares in a second affiliated entity that was a party to the Consolidation.

     The Company leases a single engine aircraft from a company wholly-owned by Scott D. Dorfman pursuant to a three-year lease that provides for annual rent of $72,000. The Company is responsible for maintenance, insurance, taxes, fuel and other expenses associated with the aircraft.

  In 1998, the Company paid $94,000 in fees to Williams Benator & Libby, LLP, certified public accountants, for accounting and consulting services. Bruce V. Benator, a director of the Company, is a partner of Williams Benator & Libby, LLP.

POLICY RESPECTING RELATED PARTY TRANSACTIONS

     On December 11, 1997, the Board of Directors adopted a policy that any transactions between the Company and any of its officers, directors, or principal shareholders or affiliates must be on terms no less favorable than those that could be obtained from unaffiliated parties in comparable situations and must be approved by the Audit Committee of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Dorfman, Blank and Scott comprised the members of the Compensation Committee during fiscal 1998. While Mr. Dorfman is the President and Chief Executive Officer of the Company, neither Mr. Blank or Mr. Scott is an officer or former officer of the Company.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report sets forth the current components of the Company's compensation programs for its executive officers and describes the basis on which fiscal 1998 compensation determinations were made with respect to the executive officers of the Company, including Mr. Dorfman, the Chief Executive Officer and the other Named Executive Officers of the Company. Mr. Dorfman does not participate as a member of the Committee in any deliberations or discussions regarding his compensation as an employee of the Company.

     Because Innotrac, in its current configuration, was formed in May 1998, the Company's compensation programs were not fully implemented in fiscal 1998. Fiscal 1998 compensation decisions with respect to base salaries were made prior to the establishment of the Compensation Committee of the Board of Directors (the "Committee") in December 1997. In its January 1999 meeting, the Committee made decisions with respect to bonus payments approved for executive officers for fiscal 1998.

GENERAL COMPENSATION PHILOSOPHY

     The programs and policies for the compensation of the Company's executive officers are designed to link the compensation of executive officers to the performance of the Company. These programs are intended to align the financial interests of the Company's executive officers with those of its shareholders.

     The Company uses a combination of base salary, short-term performance bonuses and long-term incentive plans to tie executive compensation to increases in the Company's earnings and return on shareholders' equity. The Company's compensation programs consist of the following basic components:

 .  Competitive base salaries,
 .  Annual incentive cash bonuses,
 . Long-term incentive stock options, appreciation rights or bonuses and . Customary benefits.

     The Committee will review and determine the appropriateness of the compensation paid to each of the executive officers of the Company from time to time (and at least annually), with the philosophy described above as its basis. While promoting initiative and providing incentives for superior performance by executives on behalf of the Company for the benefit of its shareholders, the Committee also will seek to assure that the Company is able to compete for and retain talented personnel who will lead the Company in achieving levels of financial performance that will enhance shareholder value over the long-term as well as the short-term.

BASE SALARIES

     The Company has established the current base salaries of its executive officers without reference to specific Company performance criteria. The base salaries for all executive officers during fiscal 1998 were determined prior to the constitution of the Committee. The Committee reviews salaries of the Company's executive officers on an annual basis.

STOCK INCENTIVE PLAN

     In November 1997, the Company adopted the Stock Option and Incentive Award Plan ("Stock Incentive Plan") to provide key employees, officers, directors, contractors and consultants with incentives to promote the financial success of the Company. Under the Stock Incentive Plan, the Company may award incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights. To date, the Company has issued incentive stock options and non-qualified stock options under the Stock Incentive Plan.

     During fiscal 1998, the Company did not grant any options or other stock incentives to the Company's executive officers pursuant to its Stock Incentive Plan. The following Named Executive Officers were granted incentive stock options in the indicated number of shares in early 1999:

               Ellin              6,000
               Hanger             3,500
               Nichols            5,000
               Colter             3,500
                                 ------
               Total:            18,000

No options were granted to Mr. Dorfman. The Company granted options to purchase 20,000 shares of Common Stock to Stephen J. Walden, who was recently hired by the Company as Vice President of Electronic Commerce.

SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN

     For fiscal 1999, the Company will provide incentive compensation to executive officers and certain key employees of the Company through its Senior Executive Incentive Compensation Plan ("Executive Plan"). The Executive Plan is designed to offer compensation opportunities that are tied directly to Company performance. In addition, the Executive Plan is designed to foster equity ownership in the Company by its executive officers and other participants. Pursuant to the Executive Plan, the Committee (other than Mr. Dorfman with respect to himself) will establish the specific criteria and performance measures each year that will be applicable to the Company's Named Executive Officers for the purpose of earning incentive compensation or bonuses for such year under the Executive Plan.

     Under the Executive Plan, annual target cash bonus levels, expressed as a percentage of base salary, are assigned to each level of management. The actual amount of cash bonus awarded at the end of the fiscal year depends upon the application of a formula gauged to the financial performance of the Company.
The formula is linked to the differences between projected and actual values for the Company's earnings before interest, income taxes, depreciation and amortization (EBITDA) and its net revenue for a fiscal year. The formula will be reviewed annually by the Committee and the individual bonuses based on such formula will be subject to review by the Committee based on the performance of individual officers.

     The Executive Plan also provides for the granting of options to purchase shares of Company Common Stock. Share price targets are calculated over a five-year term using the initial public offering price as a base and compounding at a 20% annual growth rate. Officers will receive an option grant equal to their annual cash bonus target divided by the projected end-of-year share price, and rounded at the Committee's discretion to the next nearest 500 shares. This formula will also be reviewed annually by the Committee and the individual stock incentives based on such formula will be subject to review by the Committee based on the performance of individual officers.

BENEFITS

     Executives also participate, on a voluntary basis, in the Company's regular employee benefit programs, including group medical and dental coverage, group life insurance and group long-term disability insurance. In addition, executive officers can participate in a deferred compensation plan with respect to which the Company provides matching contributions. The rate of match depends upon the officer's number of years in service, and ranges from 25% of a participant's contribution for less than 5 years of service to 100% for 10 years or more.

SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of certain compensation paid to each of the chief executive officer and the four other most highly compensated executives of a publicly held corporation to $1 million annually. In fiscal 1998, the Company did not pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1 million and does not believe it will do so in the near future. The Company's policy at this time is to maintain the tax deductibility of compensation to such officers under Section 162(m).

          Scott D. Dorfman -- Martin J. Blank -- William H. Scott, III
                   (Members of Committee during fiscal 1998)

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return of the Company's Common Stock against the cumulative total return of The Nasdaq Stock Market (U.S.) Index and the Nasdaq Non-Financial Index for the period commencing on May 7, 1998 and ending on December 31, 1998.

                                                                   CUMULATIVE TOTAL RETURN
                                            --------------------------------------------------------------------
                                                          5/7/98                                        12/31/98

INNOTRAC CORPORATION                                         100                                             138
NASDAQ STOCK MARKET (U.S.)                                   100                                             118
NASDAQ NON-FINANCIAL                                         100                                             120

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, appoints each year the firm that will serve as the Company's independent public accountants. The Board has appointed Arthur Andersen LLP, which firm served as independent public accountants for the Company during the past fiscal year, to serve as such accountants for the current fiscal year. Such appointment is not subject to ratification or other vote by the shareholders.

     A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

                SHAREHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

     Any shareholder who wishes to present a proposal appropriate for consideration at the Company's 2000 Annual Meeting of Shareholders must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement no later than December 11, 1999 for the proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to such Annual Meeting. The Company must be notified of any other shareholder proposal intended to be presented for consideration at the 2000 Annual Meeting not later than February 24, 2000 or else proxies may be voted on such proposal at the discretion of the persons named in the proxy.

                                 OTHER MATTERS

     All of the expenses involved in preparing, assembling, and mailing this Proxy Statement and the materials enclosed herewith and soliciting proxies will be paid by the Company. It is estimated that such costs will be nominal. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, telegraph or oral communications by directors, officers, or regular employees of the Company, acting without special compensation.

     The Board of Directors is aware of no other matters, except for those incidental to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponement, adjournment, or adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

     Shareholders are urged to fill in, date and sign the accompanying form of proxy and return it to the Company as soon as possible.


                               BY ORDER OF THE BOARD OF DIRECTORS,



                               John H. Nichols, III
                               Secretary

                                  COMMON STOCK
                            OF INNOTRAC CORPORATION

                    THIS PROXY IS SOLICITED BY THE BOARD OF
                         DIRECTORS FOR THE MAY 11, 1999
                        ANNUAL MEETING OF SHAREHOLDERS.


     The undersigned hereby appoints Scott D. Dorfman and John H. Nichols, III, and each of them, the proxy of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of INNOTRAC CORPORATION (the "Company") to be held on May 11, 1999, and any adjournment or postponement thereof.

1.  Election of directors

         Larry C. Hanger
         Bruce V. Benator

_____ FOR all nominees for director listed above (except as marked to the contrary).

_____  WITHHOLD AUTHORITY to vote for all nominees listed above.

_____ WITHHOLD AUTHORITY to vote for an individual nominee. Write name(s) below.

     ___________________________________________

2. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.


THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY AND ACCOMPANYING PROXY STATEMENT AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.



                                    ___________________________________
                                    Please sign this Proxy exactly as name
                                    appears on the Proxy.

                                    Note: When signing as attorney, trustee, administrator, or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.


Date:___________________________, 1999